Exhibit 10.21

DATED THIS 07 DAY OF 01 2004

BETWEEN

KIAPENG DEVELOPMENT SDN BHD

(Company No : 263272-W)

AND

VSOURCE (MALAYSIA) SDN BHD

(Company No. 502982-W)

TENANCY AGREEMENT

TENANCY AGREEMENT

THIS AGREEMENT is made the 07 day of 01 2004

BETWEEN

(1)	KIAPENG DEVELOPMENT SDN BHD (COMPANY NO. 263272-W), a company incorporated in Malaysia and having its registered office at Level 10, Wisma Hong Leong, 18 Jalan Perak, 50450 Kuala Lumpur (hereinafter called the “Landlord”) of the one part;

AND

(2)	VSOURCE (MALAYSIA) SDN BHD (COMPANY NO. 502982-W), a company incorporated in Malaysia and having its registered office at Level 41 – Suite B, Menara Maxis, Kuala Lumpur City Centre, 50088 Kuala Lumpur, Malaysia (hereinafter called the “Tenant”) of the other part.

WHEREAS:-

A.	The Landlord is the legal and beneficial owner of the commercial building, comprising individual parcels of business and office premises, located on the piece of land held under H.S.(D) 97439 Lot No PT 42 Seksyen 57, No. Lembaran Piawai 86-A-111-2, Bandar Kuala Lumpur, Daerah Kuala Lumpur, Negeri Wilayah Persekutuan KL, excluding such portion or portions thereof as may now or from time to time hereafter be surrendered or otherwise disposed of to any relevant authority, known as Menara HLA, 3 Jalan Kia Peng, 50450 Kuala Lumpur (hereinafter called the “Building”).

B.	The Landlord has agreed to grant and the Tenant has agreed to take a tenancy of that parcel of premises in the Building more particularly described in Schedule I hereto and more particularly delineated and shaded in red in the floor plan annexed hereto as Schedule II (hereinafter called the “Demised Premises”) upon the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follows:-

1.    DEFINITION

In this Agreement, unless the contrary intention appears, the following words shall have the following meanings:-

(a)	“Business Hours” means the hours between 9.00 a.m. to 6.00 p.m. on Mondays to Fridays excluding Sundays and public holidays applicable to the Federal Territory.

(b)	“Building” has the meaning ascribed to it in Recital A.

(c)	“Commencement Date” as described in Schedule I hereto.

(d)	“Common Areas” means those parts area premises and facilities and amenities of and in the Building as are excluded from the individual parcels of business and office premises and the car parking bays and which are not demised or intended to be demised by the Landlord to the Tenant or to any other tenants and which, are now or hereafter provided by the Landlord for the common use by tenants in the building and their guests, invitees and licensees in common with the Landlord and all other persons having the like right to use the same including but without limiting the generality of the foregoing all roads, walls, walkways, pavements, passages, entrances, courts, stairways, elevators, gardens and such other areas, amenities, grounds and conveniences provided for the common and general use of the tenants, owners, guests, invitees and licensees as aforesaid and all other persons having the like right.

(e)	“Demised Premises” has the meaning ascribed to it in Recital B.

(f)	“Deposit” has the meaning ascribed to it in Clause 3;

(g)	“Land” means all that piece of land held under H.S.(D) 97439 Lot No PT 42 Seksyen 57, No. Lembaran Piawai 86-A-111-2, Bandar Kuala Lumpur, Daerah Kuala Lumpur, Negeri Wilayah Persekutuan KL.

(h)	“Landlord” means KIAPENG DEVELOPMENT SDN BHD (COMPANY NO. 263272-W) and includes its successors-in-title and assigns and where not repugnant to the context its servants and agents.

(i)	“Landlord’s Fixtures and Fittings” means all such fixtures and fittings owned by the Landlord and includes all wiring, pipes, cables or other apparatus, things and effects constructed or installed or attached or affixed to or laid in or under the Demised Premises.

(j)	“Rent” has the meaning ascribed to it in Clause 4.

(k)	“Service Charges” means the sum payable as service charges in respect of all outgoings, costs and expenses of the Landlord now or hereafter properly and reasonably assessed, charged or chargeable or payable or otherwise incurred upon or in relation to the conduct, management and maintenance of the Building and includes the costs of electricity, the cost of maintenance and upkeep of the lifts, payment of security services, payment of insurance premium on the Building excluding the assets of the Tenant, payment for electricity and water supplied and used in the Common Areas of the Building including the employment of personnel and other expenses incidental to the employment of personnel engaged in or about the provision of services and maintenance and upkeep of the Building in general.

(l)	“Tenancy” has the meaning ascribed to it in Clause 2.

(m)	“Tenant” means VSOURCE (MALAYSIA) SDN BHD (COMPANY NO. 502982-W) and includes its successors-in-title, liens or personal representatives and where not repugnant to the context its servants and agents.

(n)	“Term” has the meaning ascribed to it in Clause 2.

(o)	Words importing the singular number shall include the plural and the masculine gender shall include the feminine or neuter gender and vice versa and words importing persons shall include companies.

(p)	The headings and sub-headings to the Clauses of this Agreement are inserted for purposes of convenience only and shall not be deemed to be a part thereof or be taken into consideration in interpretation or construction thereof of this Agreement.

2.    TENANCY

Subject to the Tenant having observed and performed the covenants and conditions referred to in Clause 4 and all other covenants and conditions herein, the Landlord shall grant and the Tenant shall take the tenancy of the Demised Premises for a period of (3) years commencing from the Commencement Date (the “Term”) as described in Schedule I hereto upon the terms and conditions hereinafter contained (the “Tenancy”).

3.    DEPOSIT

3.1	The Tenant shall upon execution of this Agreement pay to the Landlord the Security Deposit of One Hundred Seventy-Two Thousand Nine Hundred Sixty-Six And Cents Fifty Only (Ringgit Malaysia: RM172,966.50) equivalent to three and a half (3 1/2) months’ Rent in the form of cash as security for the due observance and performance by the Tenant of the Tenant’s covenants and conditions as herein contained (collectively the “Deposit”).

3.2	The Deposit shall be maintained at the figure herein stipulated throughout the term of the tenancy hereby created and shall not be deemed to be treated as payment of rent and so long as the Tenant shall duly observe and perform the Tenant’s covenants and conditions herein contained, the Landlord shall within a reasonable time of the expiry or sooner determination of the term hereby created refund to the Tenant the Deposit free of interest less all costs and expenses (including the cost and expense of repairing any damages caused by the Tenant) and any sum or sums due and owing or payable by the Tenant to the Landlord hereunder.

4.    RENT

The monthly rental payable by the Tenant for the Demised Premises (which is inclusive of Service Charges) shall be Ringgit Malaysia Forty-Nine Thousand Four Hundred Nineteen only (RM49,419.00) per month, calculated at RM3.80 per square feet per month, which shall be payable in accordance with the timetable stipulated in Schedule III in advance by the seventh (7th) day of each month (where rent is due), free of all deductions (herein called the “Rent”).

5.    COVENANTS BY TENANT

5.1   Affirmative Covenants

The Tenant hereby covenants with the Landlord as follows:-

(a)	To punctually pay the Rent reserved, the Deposit, and all other sums payable under this Agreement and/or in respect of the Demised Premises in the manner aforesaid;

(b)	To pay as and when required by the Landlord an additional sum over and above the Rent hereby reserved in respect of any increase in municipal or other taxes or assessment or property tax or other impositions of a like nature by whatsoever name called levied and imposed upon or in respect of or attributed to the Demised Premises over and above the amount levied and imposed at the commencement of the Tenancy hereby granted, such additional sum shall be a sum proportionate to what the floor area of the Demised Premises together with the car parks which may have been allotted to the Tenant his employees or agents bears to the total floor area of the Building;

(c)	To pay all charges for electricity, water, telephone, sewerage and any other services supplied to or consumed separately on the Demised Premises and to enter into separate contracts with the relevant authorities or corporation for the provision of these services;

(d)	At the expiration or sooner determination of this Agreement, to peaceably surrender and yield up unto the Landlord the whole of the Demised Premises and every part thereof in good and substantial repair, order and condition in all respects (having regard to their condition at the commencement of this Agreement) and clean and free from rubbish (damage by fire, flood, lightning, storm, tempest, act of God, war and reasonable wear and tear only excepted) and with all keys complete. If the Tenant shall fail to observe these covenants, the Landlord shall carry out necessary works and repairs to restore the Demised Premises to a state and condition acceptable to the Landlord and the costs incurred thereby shall be deducted from the Deposit. Should the Deposit be inadequate for this purpose, the Tenant shall pay to the Landlord, on demand, all sums due and owing under this Clause 5.1;

(e)	To place all debris, wastes, disposable items, garbage and rubbish securely wrapped in waterproof bags in the receptacles designated therefor;

(f)	To keep the interior of the Demised Premises including the flooring and interior plaster and other surface material on walls and ceilings and the Landlord’s fixtures therein including all windows glass shutters locks fastenings keys electric wiring and fittings and other fixtures the property of the Landlord in upon and belonging to the Demised Premises and the water closets lavatories and conveniences of which the Tenant has the exclusive use in good and tenantable repair and condition (fair wear and tear and damage by fire, storm, tempest, riot and any other cause beyond the Tenant’s control excepted save in the case of fire where the insurance moneys are rendered irrecoverable in consequence of the act or default of the Tenant) to the reasonable satisfaction of the Landlord and any other appropriate authority and the Tenant shall be wholly responsible therefore and shall fully indemnify the Landlord if found legally liable against all claims, actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof;

(g)	To use the Demised Premises for the purpose of an administrative office but not limited to administration, computer, data and communication center;

(h)	To permit the Landlord and its agents with or without workmen and with or without appliances at all reasonable times and upon reasonable notice to enter upon the Demised Premises and to view the condition thereof and to take inventories of the Landlord’s fixtures therein and to do structural or external repairs on the Demised Premises or to other portions of the Building of which they may form a part or to any contiguous building not conveniently accessible otherwise than from or through the Demised Premises, the Landlord may serve upon the Tenant notice in writing specifying any repairs or work necessary to be made to comply with the Tenant’s covenants to repair herein contained and require the Tenant forthwith to execute such repairs or works or make such replacement and if the Tenant shall not within ten (10) days after service of such notice proceed diligently with the execution of such repairs or works or the making of such replacements then it shall be lawful for the Landlord to enter upon the Demised Premises and execute such repairs or works or make such replacement and the costs thereof shall be debt due from the Tenant to the Landlord and be forthwith recoverable by action such debt shall include the Landlord’s surveyor’s or architect’s fees;

(i)	Forthwith to repair and amend in a proper and workmanlike manner any defects in respect of the Demised Premises for which the Tenant is liable and of which written notice shall be given to the Tenant or left at the Demised Premises;

(j)	Upon reasonable notice to permit the Landlord its agents with or without workmen and others to lay and fix in and lead through the Demised Premises all such wires, cables and ducts for electricity and air-conditioning installation and pipes for water, gas, waste and sewage as the Landlord may from time to time reasonable require to be laid and fixed in and lead through the Demised Premises and for the general purposes of repairing removing and replacing all or any of such wires, cables, ducts and pipes unless if such works may severely disrupt the operation of the Tenant, the Landlord shall consult the Tenant before such works are implemented;

(k)	To keep clean the Demised Premises and be responsible for the locking and securing of the doors and windows of the Demised Premises at all times;

(l)	To alter any window or other displays or merchandise immediately upon notice by the Landlord of its reasonable opinion that such displays or merchandise will impair the name, reputation or standing of the Building;

(m)	To obtain and maintain at the Tenant’s own expense all licences, permits, registration, approvals and other consents for the conduct of the permitted business;

(n)	To observe and conform to all reasonable rules regulations and instructions as may from time to time be made by the Landlord or its duly authorised agents for the proper management of the Building and notified by the Landlord or its duly authorised agent to the Tenant;

(o)	To cause all the employees, agents and invitees of the Tenant to conduct themselves so as to accord with the reasonable rules and regulations prescribed by the Landlord or its duly authorised agent for the proper management of the Building and in addition to ensure that such employees agents and invitees of the Tenant do not enter upon any part of the Building other than the Demised Premises and the common entrance and all hall ways leading thereto or to toilets or other facilities made available by the Landlord for the use of the Landlord’s employees and or other tenants of the Building and their employees;

(p)	To comply with all such requirements as may be imposed on an occupier by any Ordinance, Act of Parliament, Enactment, By-Laws now or hereafter in force and any orders rules regulations or notice made thereunder;

(q)	To comply with the provisions for the health, safety and welfare of persons employed to work in the Demised Premises laid down by any law and any regulations thereunder for the time being in force;

(r)	To be responsible for and to indemnify and save harmless the Landlord against and from all damage however caused occasioned to the Demised Premises or any other part of the Building or any adjacent or neighbouring premises or to any person caused by any act omission default or negligence of the Tenant or the employees, agents or licensees of the Tenant and to pay and make good to the Landlord all and every loss and damage whatsoever and however caused incurred or sustained by the Landlord as a consequence of any breach non-observance or non-performance of the Tenant’s covenants herein this Agreement contained and to save harmless and indemnify the Landlord’s estate and effects from and against all actions demands claims liabilities cost and expenses thereby arising; ,

(s)	At any time during the three (3) calendar months immediately preceding the determination of the Term to permit intending tenants and others with authority from the Landlord or its duly authorised agents at all reasonable times of the day to enter upon and view the Demised Premises;

(t)	At the expiration or earlier determination of the term hereby created to yield up the Demised Premises and all fixtures, fittings, fastenings or appertaining thereto in such good and tenantable repair as shall be in accordance with the covenants of the Tenant herein this Agreement contained and with all locks and keys complete or at the request of the Landlord to restore the Demised Premises to as near to its original state at the commencement of the tenancy hereby created as is possible;

(u)	To redecorate and to repaint with at least two (2) coats of good quality emulsion paint all those parts of the Demised Premises as may be emulsion painted or painted as the case may be once in every three (3) years or during the last year of the Tenancy whichever shall be the sooner;

(v)	To employ competent persons, a reliable firm or company acceptable to the Landlord to regularly clean the Demised Premises including the maintenance of the flooring;

(w)	To keep the stock-in-trade and other fixtures belonging to the Tenant affixed to the Demised Premises insured against loss or damage by fire from time to time during the Term;

(x)	To pay for the cost of replacing fluorescent tubes, electricity light bulbs and small light component fittings in the Demised Premises;

(y)	To pay such deposits and parking fees from time to time imposed by the Landlord or any other party managing the car park for the use of the car park space(s) provided to the Tenant;

(z)	To employ, at its own cost, its own cleaning contractor from the Landlord’s panel of contractors to keep the Demised Premises clean and the Tenant shall ensure that the contractors shall comply with all reasonable directions, rules and regulations laid down by the Landlord from time to time;

(aa)	To take all reasonable precautions to keep the Demised Premises or any part thereof free of termites, rats, mice, cockroaches or any other pests or vermin and animals. The Landlord may require the Tenant to employ at the Tenant’s cost such pest extermination contractors as the Landlord may nominate and at such reasonable intervals as the Landlord may direct;

(bb)	To notify the Landlord by notice in writing in one or more of the following events:-

(i)	the alteration or change in the principle activities of the Tenant’s business;

(ii)	the alteration of the name of the business of the Tenant;

(iii)	the assignment, transfer, sale, charge or otherwise disposal of the Tenant’s business;

(cc)	To take and maintain sufficient and adequate insurance coverage with reputable insurance companies covering the risks, inter alia, the Tenant’s goods and property, the Landlord’s Fixtures and Fittings, plate glasses, public liability, fire and any other claims in respect of any injuries caused to any employees, visitors or invitees or persons lawfully present in the Demised Premises. The Tenant shall submit copies of the aforesaid insurance policies to the Landlord and shall keep the Landlord notified in the event of cancellation or modification and renewal of the said policies of insurance. Provided always where necessary, the Landlord may at its discretion require the Tenant to increase the scope and amount of such insurance coverage;

(dd)	To be responsible for the locking and securing of all doors and windows of the Demised Premises at all times.

5.2    Negative Covenants

The Tenant shall not at any time throughout the term hereby created:-

(a)	Without the prior written consent of the Landlord such consent not to be unreasonably withheld use the Demised Premises or any part thereof for any trade or business whatsoever other than that of an office;

(b)	Make or permit to be made any alterations structural or otherwise partitions in or additions to the Demised Premises or any part thereof or the Landlord’s fixtures and fittings therein (and in particular not to make or permit to be made such alterations that will prevent the full and unrestricted use and benefit of the air-conditioning system to other parts of the Building adjoining the Demised Premises) without the prior written consent of the Landlord thereof such consent not to be unreasonable withheld and if such written consent is given the Tenant shall at the Tenant’s own costs and expenses carry out such alterations or additions with such materials and in accordance with such designs as shall be prescribed by the Landlord’s architect and approval by the Landlord and the Tenant shall at the Tenant’s own costs and expenses obtain all such necessary planning and any other consents or approvals pursuant to the provisions of any written law, by-laws, rules, regulations order applicable thereto and shall comply with the conditions thereof and upon the expiry or earlier determination of the term hereby created the Tenant shall if requested by the Landlord restore the Demised Premises to its original state and condition at the commencement of the tenancy herein created at the cost and expense of the Tenant.

(c)	Affix paint or otherwise exhibit on the exterior of the Demised Premises or the windows thereof or any part thereof any name plate, sign-board, placard, poster or advertisement or any flagstaff or other thing whatsoever or use the outer walls of the Demised Premises for the purpose of any public announcement or to exhibit anywhere in the Building any indication of business except a sign-board bearing the Tenant’s business name in a form character and dimensions to be first approved by the Landlord in a position to be indicated and approved by the Landlord;

(d)	Install any electrical sockets plugs power points without the prior written consent of the Landlord provided that such consent shall not be unreasonably withheld if the Tenant shall at the Tenant’s own cost and expenses obtain such approval if necessary from the relevant authority and a certificate from a qualified electrical engineer or registered electrical contractor and the Landlord’s architect that any installation of such electrical socket, plug, power point will not cause any overloading or cause damage to the power supply or any of the electrical installations in the Building;

(e)	Assign, underlet or otherwise part with the actual or legal possession or use of the Demised Premises or any part thereof for any terms whatsoever without the prior written consent of the Landlord such consent not to be unreasonably withheld provided always that in the event of the Tenant assigning under-letting or otherwise parting with the actual or legal possession or use of the Demised Premises or any part thereof in contravention of the provisions of this paragraph then the Landlord may without prejudice to its rights under this Agreement collect from any assignee underlessee sub-tenant or other person in possession or occupation of the Demised Premises or any part thereof all such rent and other moneys payable in respect of the Demised Premises or any part thereof by such assignee underlessee sub-tenant or other person to the Tenant and PROVIDED FURTHER that such collection of rent and other moneys as aforesaid by the Landlord shall not be construed or deemed to be consent given or acceptance by the Landlord to or of any such person or persons as assignees, underlessees, sub-tenants or occupiers of the Demised Premises or any part thereof;

(f)	Do or permit or suffer to be done anything whereby the policy or policies of insurance on the Demised Premises or on the Building against damage by fire or otherwise may become void or voidable or whereby the premium thereon may be increased and to make good all damage suffered by the Landlord and paid by the Landlord by way of increased premium and all costs and expenses incurred by the Landlord in or about any renewal of such policy or policies of insurance rendered necessary by a breach or non-observance of this covenant without prejudice to such other rights of the Landlord against the Tenant;

(g)	Use the Demised Premises for any illegal or unlawful or immoral purpose and not to do or permit to be done any act or thing which may become a nuisance annoyance or give reasonable cause for complaint from any of the other tenants or occupiers of the Building or any other buildings or premises adjoining the Demised Premises or the Building;

(h)	Use the Demised Premises or permit the same or any part thereof to be used as a laboratory or workshop or for cooking or the preparation of food nor permit or suffer anyone to sleep therein;

(i)	Store or bring upon the Demised Premises or any part thereof arms, ammunition or unlawful goods, gun-powder kerosene or any other explosive or combustible substances whatsoever and not to place or leave in the entrances or stairways, passages or corridors of the Building or any part of the Land any boxes rubbish or refuse;

(j)	Use the Demised Premises or any part thereof for carrying on any business which causes the accumulation of dirt, rubbish or debris of any sort in or outside the Demised Premises or which may cause an unreasonable amount of noise or which in the reasonable opinion of the Landlord is undesirable or unsuitable for the other tenants or occupiers of the Building;

(k)	Not to open any windows except for the purpose of cleaning and save during a breakdown of the air-conditioning plant of the Building;

(l)	Conduct or permit any sale by auction to be held in any part of the Demised Premises or the Building;

(m)	Damage or deface or cause or permit any employees agent or invitee of the Tenant to damage or deface any part of the Demised Premises or the Building common passages, or lifts while moving any fixtures, equipment, fitting fixtures or any other things whatsoever or by any means whatsoever and forthwith to repair and make good or to pay to the Landlord on demand the costs of making good such damage or defacement;

(n)	Use or cause or permit any employee, agent or invitee of the Tenant to use any lifts in the Building for the carriage or conveyance of any goods merchandise equipment or furniture save and except the goods or service lift reserved for such purposes and not to cause or permit to be caused any obstruction in the entrances vestibules, staircases, landings, corridors, passages and other common parts of the Building;

(o)	Allow any food hawkers into the Demised Premises and or any part of the Building provided that the employees of the Tenant may be allowed to bring food into the Demised Premises for the purpose of personal consumption;

(p)	Permit any vehicles including motorcycles, scooters, bicycles and any form of transport whether belonging to the Tenant or any of its employees, agents or invitees to be kept or parked in any part of the Building except in the spaces reserved or intended for such purposes and to exonerate the Landlord from all liability for the loss or damage of any vehicle parked therein and of any article in the said vehicles;

(q)	Cause or Permit or suffer to be caused by its employees, agents or invitees any obstruction impeding or preventing access to or egress from the Building by the parking of motor vehicles including motorcycles, scooters, bicycles and any form of transport;

(r)	Cause or permit or suffer to be caused by its employees, agents or invitees any obstruction upon any access road leading to the Building;

(s)	Place or permit to be placed upon the floor of the Demised Premises a concentrated load in excess of fifty (50) pounds per square foot and shall where required by the Landlord distribute any load on any part of the floor of the Demised Premises in accordance with the directions and requirements of the Landlord and for the purposes of this paragraph the decision of the Landlord’s surveyor or architect shall be final and binding on the Tenant;

(t)	Block up, darken, obstruct or obscure any of the windows and lights belonging to the Tenant or to the Landlord;

(u)	Tout, solicit or procure any business or distribute any pamphlets, notices or advertising matter outside the Demised Premises or anywhere within the Building nor permit its agents, employees, invitees, contractors, licensees or sub-tenants to do the same;

(v)	Hang, place or expose in any area of the Demised Premises or any other part of the Building so as to be visible from outside the Demised Premises or the Building, any items such as clothes, towels and linen.

6.    LANDLORD’S COVENANTS

The Landlord hereby covenants with the Tenant as follows:-

(a)	Except insofar as the same are contributable by the Tenant under the terms and conditions herein, to pay and discharge all existing and future rates, taxes, assessments and outgoings payable in respect of the Demised Premises;

(b)	That Subject Always to the Tenant paying the Rent and performing and observing the other several terms and conditions herein contained the Tenant shall (save and except for the rights of the Landlord pursuant to Clause 5.1(h) hereof) peaceably hold and enjoy the Demised Premises and all the facilities available during the Tenancy without any interruption by the Landlord or any person claiming under or through or in trust for the Landlord save as specifically herein provided;

(c)	To keep the roof main structure, lifts, air-conditioning plant, external walls, main drains and pipes and all common parts of the Building including entrances, car parks, staircases, landings, corridors, passages, lavatories and conveniences (unless such is the Tenant’s responsibilities under Clause 5.1(i) hereof) in good repair including the repainting and redecorating of the same or any part thereof at such times and in such manner as the Landlord in its absolute discretion considers such to be necessary;

(d)	So far as practicable but subject always as provided in Clause 6(c) and Clause 21 herein to provide lift services and air-conditioning services during Business Hours and electricity and water as is respectively attributable to the passages, corridors, lavatories and other parts of the Building used by the Tenant in common with others;

(e)	Air-conditioning services may be provided to the Demised Premises on Sundays and public holidays or outside the Business Hours if specifically so requested by the Tenant and on payment by the Tenant of all charges incurred for electricity it so consumes and all other costs for operating the necessary section of the air-conditioning plant in order to provide the additional air-conditioning service requested which charges shall be determined by the Landlord from time to time.

(f)	To employ a watchman for the protection of the Building but not so as to render the Landlord liable for any loss sustained by the Tenant through the neglect default or misconduct of such watchman or watchmen;

(g)	Subject always to the provisions of Clause 19 herein to be responsible for:

(i)	the cleaning and upkeeping of the forecourts, roadways, passageways, ground floor, lobby, lifts and car park of the Building;

(ii)	keeping the windows and exterior of the Building and the main drains clean and in good repair; and

(iii)	the employment of the necessary personnel for the provision of the services to be provided herein by the Landlord;

(h)	At all times throughout the term hereby created to keep the Building including the Demised Premises insured against loss or damage by fire;

(i)	To keep lifts, stairs, passages and lavatories well and sufficiently clean and lighted.

7.    RIGHTS RESERVED TO THE LANDLORD

(a)	Notwithstanding anything to the contrary, the Landlord shall have free and uninterrupted passage to the infrastructure, pipes, machine rooms, switch rooms, pump rooms, air handling unit (AHU) or any part of the Common Areas within or accessible through the Demised Premises and shall have the right to inspect and conduct any repairs, servicing and maintenance work through the same.

(b)	Notwithstanding anything herein contained, the Landlord shall have the absolute discretion over the use or the Common Areas and any income derived therefrom shall be due to the Landlord solely and shall not be deemed to belong to the Tenant.

(c)	The Landlord shall have the right at any time and from time to time to make, add, amend, cancel or suspend such reasonable rules and regulations in respect of the Building as in the reasonable judgement of the Landlord may from time to time be required for the management, safety, care or cleanliness of the Building or for the preservation of good order thereon or for the convenience of the Tenant, and all such rules and regulation shall bind the Tenant upon and from such date on which notice in writing thereof is given to it by the Landlord. If there shall be any inconsistency between the provisions of this Agreement and the provisions of such rules and regulations, the provisions of this Agreement shall prevail.

(d)	The Landlord reserved the right to name and to change the name of the Building from time to time.

(e)	The Landlord shall have the right to make such changes or deviation to the building plans, the Building or the Demised Premises as may be required by the appropriate authorities or as may in the reasonable opinion of the Landlord’s architects or consultants be deemed expedient or necessary and the Tenant shall have no claim against the Landlord for damages, costs or compensation in respect of any changes or deviations.

(f)	Notwithstanding anything to the contrary herein contained the Landlord may whenever it deems necessary conduct or cause to be conducted fire drills or any other safety exercise and the Landlord shall be entitled to shut down or disconnect the air-conditioning, lift service and electricity supply or any other services and facilities that the Landlord shall deem necessary and the Landlord shall not be responsible or liable for any loss or damage arising from the shut down or disconnection of any of the aforesaid.

(g)	The Landlord reserves itself all light, air, support and other easements and the right to break and enter into the Demised Premises in case of any emergency or during the fire drills authorised by the Landlord and also the right to enter into the Demised Premises after reasonable notice to the Tenant in order to use or deal with such premises adjoining or near the Demised Premises in such manner as the Landlord may in its absolute discretion think fit notwithstanding that by so doing the access of light or air to the Demised Premises or any other liberty easement, right or advantage belonging to the Tenant may thereby be diminished or interfered with or prejudicially affected (but not so as to interfere unreasonably with the Tenant’s use and enjoyment of the Demised Premises).

8.    NEGLIGENCE

IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED that the Landlord shall not in any circumstances including negligence or omission be liable to the Tenant or any other person whatsoever:-

(a)	for loss of profit or business or loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any defect in or breakdown or suspension of service of the lifts, air-conditioning system, electric power or water supplies serving the Building;

(b)

for any loss of profit or of business or loss of life or loss, injury or damage to person or property or for any disruption or inconvenience, caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any escape of fumes, smoke, fire or any other substance or thing or the overflow of water from anywhere within the Building or in any way attributable to fire, storm, tempest, flood, act of God or other inevitable accident; or

(c)	For the security or safekeeping of the Demised Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord of watchmen shall not create any obligation on the part of the Landlord as to the security of the Demised Premises or any contents therein and the responsibility for the safety of the Demised Premises and the contents thereof shall at all times rest with the Tenant.

9.    OPTION TO RENEW

9.1	If the Tenant shall be desirous of continuing the tenancy herein granted for a further term of three (3) years at the expiration of the Term (hereinafter called the “Second Term”) and shall not less than six (6) months before the expiration of the Term have given to the Landlord a notice in writing of such its desire and shall have paid the Rent reserved and performed the several stipulations and covenants herein contained and on its part to be observed, then the Landlord shall further let the Demised Premises to the Tenant for a further term of three (3) years at the rental to be determined in accordance with Clause 9.2 hereof upon the like terms and conditions as herein contained or such variations or modifications as may be decided by the Landlord except for this Clause 9 for renewal.

9.2 (a) The	monthly rental for the Second Term of the tenancy (hereinafter called “the revised rental”) shall be mutually determined by the Landlord and the Tenant at least three (3) months before the expiration of the Term which shall be based on the then prevailing market rental in the Building and other similar office buildings.

(b)	In the event of a failure of agreement with respect of the rental of the Second Term between the parties hereto, the rental of the Second Term shall be determined, taking into account the prevailing market rentals in the vicinity of the Demised Premises, by a reputable and registered chartered valuer appointed by the Landlord and a reputable and registered chartered valuer appointed by the Tenant. The revised rental shall be the average of the rental determined by both the said registered chartered valuers appointed by the Landlord and the Tenant. Each party shall bear the costs of the fees and expenses incurred by the registered chartered valuer appointed by that party. The decision of the appointed valuers shall be final and conclusive and shall be binding upon both parties hereto. In so acting, such valuers shall be deemed to have acted as experts and not as arbitrators.

9.3	Notwithstanding Clause 9.2, in the event the Tenant shall fail to sign the agreement for the Second Term within the said six (6) months’ period before the expiration of the respective preceding term stipulated above, then the option granted under Clause 9.1 respectively shall lapse and the Landlord shall be free of all obligations whatsoever to grant to the Tenant a further tenancy.

10.    DEFAULT

10.1	The Landlord and the Tenant hereby agree that:-

(a)	if the Rent hereby reserved or any part thereof payable to the Landlord or any part thereof shall be unpaid for a period of seven (7) days after any of the same shall have become due and payable in accordance with the covenants for payment herein contained (although no formal or legal demand shall have been made therefor); or

(b)	if the Tenant commits, permits or suffers to occur any breach or default in the due and punctual observance and performance of any of the covenants, obligations and provisions of this Agreement; or

(c)	if any distress or execution proceedings is levied against the Tenant;

(d)	if the Tenant commits any act of bankruptcy or becomes a bankrupt or if the Tenant is a corporation, a winding-up petition is presented against it otherwise upon reconstruction or amalgamation; or

(e)	if the Tenant shall make an assignment for the benefit of or enter into any scheme of composition or arrangement with the Tenant’s creditors;

it shall be lawful for the Landlord at any time thereafter to serve a notice upon the Tenant and it is hereby mutually agreed that a reasonable time in which to remedy the breach if the breach is capable of remedy is fourteen (14) days and on the expiration of the period specified in the said forfeiture notice without the breach complained of having been remedied the Landlord shall forthwith be at liberty to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this Tenancy shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any antecedent breach of the Tenant’s covenants herein contained.

10.2	Without prejudice to the right powers and remedies of the Landlord otherwise under this Agreement, the Tenant will pay to the Landlord interest at the rate of fifteen (15) per cent per annum on any monies due but unpaid for seven (7) days by the Tenant to the Landlord on any account whatsoever pursuant to this Agreement such interest to be computed from the 8th day for the payment of such monies in respect of which interest is chargeable until the date of payment thereof as well after as before any judgement and to be recoverable in like manner as rent in arrears.

11.    PREMATURE DETERMINATION OF TENANCY

(a)	If the Tenant shall determine or otherwise abandon the tenancy of the Demised Premises at any time prior to the expiration of the term hereby granted then and in such event the Tenant, at its discretion, shall settle the rent for the unexpired term of the Tenancy or secure a replacement tenant acceptable to the Landlord (at the Landlord’s sole and absolute discretion) to take up the balance term of the tenancy of the Demised Premises. In the event that the rental sum to be paid by the replacement tenant is less than the rental sum due under this Tenancy, the Tenant shall be liable for and shall settle the difference between the rental sum due under this Tenancy and the rental sum to be paid by the replacement tenant.

(b)	In the event that a replacement tenant acceptable to the Landlord is not secured for the Demised Premises, in addition to and without prejudice to the rights powers and remedies granted herein or by law conferred upon the Landlord against the Tenant for breach of contract, the Landlord shall be entitled to forfeit the whole of the Deposit referred to in Clause 3 hereof; and/or claim the rent due for the balance of the unexpired term. If the Landlord claims the rent due for the balance of the unexpired term, credit will be given for any Deposit forfeited from the sums received for rent due for the balance of the unexpired term. If the sums received for rent due for the balance of the unexpired term is less than the expected rent for the balance of the unexpired term, the Deposit forfeited shall be used to settle the said difference.

(c)	Notwithstanding anything herein, the Tenant shall be liable for all costs arising directly or indirectly from such premature determination.

12.    CHANGE OR MODIFICATION TO STRUCTURE OF THE BUILDING

If as a result of the introduction or implementation of any new laws, by-laws, rules and regulations or the amendment of existing laws, by-laws or regulations by the appropriate authority or authorities requiring any changes or modifications to the structure of or supply of utilities to the Building, the Landlord reserves the full right and liberty at its own costs and expenses to comply with such requirements and such changes or modifications to the structure of or supply of utilities to the Building carried out by the Landlord shall not annul this Tenancy nor shall it be the subject of any claim by the Tenant.

13.    CHANGES OR MODIFICATIONS TO PARTITIONS OF DEMISED PREMISES

If as a result of the introduction or implementation of any new laws, by-laws, rules or regulations or the amendment of existing laws, by-laws or regulations by the appropriate authority or authorities requiring any changes or modifications to the partitions carried out by the Tenant to the Demised Premises the Tenant shall forthwith upon notice from the Landlord proceed to change or modify the partitions of the Demised Premises to comply with the requirements from the appropriate authority or authorities failing which the Landlord shall attend to the changes or modifications and all costs and expenses expended by the Landlord shall be a debt due by the Tenant to the Landlord and shall be recoverable by action.

14.    CHANGES OR MODIFICATIONS TO MECHANICAL AND ELECTRICAL SERVICES

Any amendment and modification to the mechanical and electrical services to the Demised Premises may be made with the consent of the Landlord and provided such consent not to be reasonably withheld and provided such amendment or modifications shall first be approved by consultants appointed by the Landlord or consultants appointed by the Tenant and approved by the Landlord. The Tenant shall bear all the cost and expenses incurred for the amendment and modification to the mechanical and electrical services including the consultants fees.

15.    POSITION OF DEMISED PREMISES

It is hereby agreed and declared between the Landlord and the Tenant that the position of the Demised Premises in relation to the other units as shown in the floor plan and the measurements boundaries and area of the Demised Premises as given herein are believed but are not guaranteed to be correct. The Demised Premises has been staked out in accordance with the floor plan and has been open to the inspection of the Tenant and shall not be the subject of any claims/dispute. The centre line of all party walls shall be used in all measurements. When the wall is not a party wall, the inner point of the exterior wall or the glass line whichever is the greater shall be used in all measurements. For the purpose of the calculation of the Rent, the area stated for the Demised Premises in Recital B hereof shall be final and conclusive between the Landlord and the Tenant.

16.    NO MONOPOLY

Nothing herein contained shall be construed as implying that the Tenant shall have or may except a monopoly in its class of business in the Building or any restriction in the number of tenants carrying on the same class of business in the Building.

17.    TERMS AFFECTING OTHER TENANTS

Nothing herein contained shall confer on the Tenant any right to enforce any covenant or agreement relating to other portions of the Building demised by the Landlord or limit or affect the right of the Landlord in respect of any such other premises to deal with the same and impose and vary such terms and conditions in respect thereof in any manner as the Landlord may think fit.

18.    FAILURE TO YIELD PREMISES

18.1	Without prejudice to any other right the Landlord may have against the Tenant, if the Tenant upon the expiry or the sooner termination of the Tenancy as aforesaid fails, refuses and/or neglects to yield up vacate the Premises, the Tenant shall pay to the Landlord as agreed liquidated damages a sum equivalent to two times the amount of the Rent or the current market rental of the Demised Premises, whichever is higher for each day’s delay.

18.2	The demand and or receipt of such liquidated damages shall be without prejudice to the Landlord’s right to evict the Tenant or to take proceedings to enforce the other rights of the Landlord contained in this Agreement.

19.    DAMAGE OF DEMISED PREMISES

In the event of the Demised Premises or any part thereof or the Building or any part thereof at any time during the term hereby created being so damaged or destroyed by fire as to render the Demised Premises unfit for use or access thereto impossible then (save and except where such fire has been caused by the default or negligence of the Tenant or his employees or agents) the Rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended from the date of the happening of the event until the Demised Premises shall again be rendered fit for occupation and use or until access thereto may be obtained as the case may be and any dispute concerning this paragraph shall be determined by a single arbitrator in accordance with the Arbitration Act, 1952 (Revised 1972) or any statutory enactment in that behalf for the time being in force PROVIDED ALWAYS that if the Landlord in its absolute discretion after due consideration and recommendation by the relevant consultant does not desire to continue with this Agreement the Landlord shall be entitled to terminate this Tenancy by giving sixty (60) days notice in writing to the Tenant and upon such termination the Tenant shall peacefully and quietly surrender leave and yield up possession of the Demised Premises to the Landlord and save in respect of any antecedent breach by the Tenant neither of the parties hereto shall have any further claims whatsoever against the other.

20.    COSTS

The Tenant shall pay all stamp duty and all other disbursements and out-of-pocket expenses incurred in the preparation completion and registration (if required) of this Agreement. The Tenant shall also be liable for solicitor and client costs in respect of legal proceedings instituted by the Landlord against the Tenant in the enforcement of any of the provisions of this Agreement. Each party shall bear their own solicitors’ fees and costs in connection with the preparation of this Agreement.

21.    COMPLIANCE WITH LAW

The Tenant shall observe and comply with any conditions and covenants binding upon the Building or upon the Landlord or otherwise howsoever in respect of the Building and shall not do or omit or suffer to be done or omitted and act matter or thing in on or respecting the Demised Premises which will contravene any provisions of any Act, Ordinance, Enactment, Order, rule, regulation or by-law affecting the same and shall at all times hereafter indemnify and keep indemnified the Landlord against all actions proceedings costs expenses claims and demands in respect of any such act matter or thing done or omitted to be done in contravention of any of the said provisions.

22.    WAIVER AND INDULGENCE

No failure or delay on the part of the Landlord in exercising nor any omission to exercise any right power privilege or remedy accruing to the Landlord hereunder upon any default breach or omission on the part of the Tenant shall impair any right power privilege or remedy or be construed as a waiver thereof or an acquiescence in such default breach or omission, nor shall any action by the Landlord in respect of any default breach or omission or any acquiescence in any such default breach or omission affect or impair any right power privilege or remedy of the Landlord in respect of any other or subsequent default breach or omission. Acceptance of the Rent (which is inclusive of Service Charges) hereby reserved by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of a breach by the Tenant of any of the Tenant’s obligations.

23.    SEVERABILITY

If at any time any provision condition term stipulation or covenant of this Agreement is or become illegal, void, invalid, prohibited or unenforceable in any respect the same shall be ineffective to the extent of such illegality, voidness, invalidity, prohibition or unenforceability without invalidating in any manner whatsoever the remaining provisions hereof.

24.    TIME ESSENCE OF AGREEMENT

Time shall be the essence of this Agreement in relation to all the provisions of this Agreement and in particular to the payment of all moneys due from the Tenant to the Landlord under this Agreement.

25.    SERVICE OF NOTICE AND DEMANDS

Notices or demands hereunder may be given or made by the Landlord to the Tenant by letter addressed to the Tenant and sent by prepaid post (by ordinary or registered mail) to or left at the above stated address of the Tenant or his last known address or his address for service in Malaysia and every notice or demand so given or made shall be deemed to have been sufficiently served on the Tenant if it is so left at the above stated address or the last known address of the Tenant or his address for service in Malaysia or so sent by prepaid post (by ordinary or registered mail) to such address and in the last mentioned case the service shall be deemed to be made and served three (3) days after posting and all notices by the Tenant to the Landlord shall be by prepaid registered post addressed to the last know business address of the Landlord.

26.    APPLICABLE LAW AND JURISDICTION

This Agreement shall be governed by and construed in all respects in accordance with the laws of Malaysia and the parties hereto hereby agree that they shall submit to the non-exclusive jurisdiction of the Courts of the State of Malaya in all matters concerned with the obligations and liabilities of the parties hereto under or arising out of this Agreement and the service of any writ of summons or any legal process in respect of any such action or proceedings may be effected on the party concerned by forwarding a copy of the writ of summons, statement of claim or other legal process by prepaid registered post to their respective addresses as indicated herein or in such manner or mode as a court of competent jurisdiction may order or direct.

27.    EXEMPTIONS

Notwithstanding anything herein contained:-

(a)	the Landlord shall not be liable either to the Tenant or the Tenant’s employees, agents, licensees or invitees for accidents happening or injuries sustained or for loss of or damage however caused to goods or chattels in the Demised Premises or any part thereof unless arising from the wilful default or negligence of the Landlord or that of any employees, agents or invitees of the Landlord;

(b)	the Landlord shall not be liable to the Tenant or otherwise nor shall the Tenant have any claim against the Landlord in respect of any interruption in any of the services herein mentioned by reason of necessary repairs or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire, flood, tempest, Act of God or other cause beyond the control of the Landlord or by reason of any mechanical or other defect or breakdown or by reason of a strike of workmen or others or a shortage of fuel, materials, labour or water.

28.    DAMAGE BY TENANT

The Tenant further agrees that if any damage is caused to the Landlord or to any person whomsoever directly or indirectly through any defective or damaged condition of any part of the interior of the Demised Premises (including doors, windows and Landlord’s fixtures) by an act or omission on the part of the Tenant, the Tenant shall be wholly responsible therefore and shall make good the same by payment or otherwise and shall save harmless and fully indemnify the Landlord against all claims, demands, actions, legal proceedings and prosecutions whatsoever made upon or instituted against the Landlord by any person or authority in respect thereof.

29.    ACTS OF TENANT’S EMPLOYEES AND AGENTS

For the purposes of these presents any acts, default or omission of the employees or agents of the Tenant shall be deemed to be the act default or omission of the Tenant.

30.    COMPLAINTS

Subject to Clause 6(f) and Clause 29 hereof all the security services and employees of the Landlord in connection with the Building shall be under the supervision and control of the Landlord and or the Landlord’s duly appointed agents to whom all complaints with regard to any such security services or employees shall be made.

31.    PARKING ARRANGEMENTS

The parking of vehicles including motor vehicles, motorcycles, scooters and bicycles in the parking areas in the Building and surrounding the Building shall be the subject of a separate arrangement or licence (if any) between the Landlord and the Tenant and shall not be deemed or construed as forming part of this tenancy.

32.    ASSIGNMENT

The Landlord shall be entitled to assign all its rights title interest and obligations under this Agreement to any party as it deems fit and the Tenant hereby consents to and agrees to be bound by such assignment.

33.    BINDING ON SUCCESSORS-IN-TITLE AND PERMITTED ASSIGNS

This Agreement shall be binding upon the successors-in-title and permitted assigns of the Landlord and the heirs personal representatives successors-in-title of the Tenant.

34.    LETTER OF OFFER

This Tenancy shall also be subject to the terms and conditions in the Letter of Offer dated 21 Oct 2003 and subsequent correspondence date 29 Oct 2003 from the Landlord to the Tenant (a copy of which is annexed hereto and marked “Appendix A” and “Appendix B” respectively) and where there is any inconsistency between the said Letter of Offer and this Agreement, the said Letter of Offer and the subsequent correspondence shall prevail.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.

SIGNED BY	)
for and on behalf of	) )
KIAPENG DEVELOPMENT SDN BHD	)
(COMPANY NO. 263272-W))
in the presence of:-)		TAN MING HUAT

YONG YUET LAN
I/C NO. A0490644

SIGNED BY	)
)
For and on behalf of	)
VSOURCE (MALAYSIA) SDN BHD	)
(COMPANY NO. 502982-W))		JOHN G. CANTILLON
in the presence of:-)		L028335

LIM JID LEONG
A0196966

This is the signature page of the TENANCY AGREEMENT dated                      between KIAPENG DEVELOPMENT SDN BHD (COMPANY NO. 263272-W) and VSOURCE (MALAYSIA) SDN BHD (COMPANY NO. 502982-W) for the premises at Level 9, Menara HLA, No. 3, Jalan Kia Peng, 50450 Kuala Lumpur.

SCHEDULE I

DEMISED PREMISES

	Level	Area (sq ft)	Commencement Date	Tenancy Period
i)	9	6,503	01 December 2003	01/12/2003 – 31/08/2004
ii)	9	13,005	01 September 2003	01/09/2004 – 30/11/2006

SCHEDULE II

FLOOR PLAN OF DEMISED PREMISES

SCHEDULE III

RENT FOR THE TENANCY

Month	Chargeable Rentable Area (square feet)	Amount of Rent (RM)
1 (Dec ’03)	6,503	24,711.40
2 (Jan ’04)	6,503	24,711.40
3 (Feb ’04)	6,503	24,711.40
4 (Mac ’04)	6,503	24,711.40
5 (Apr ’04)	6,503	24,711.40
6 (May ’04)	6,503	24,711.40
7 (Jun ’04)	6,503	24,711.40
8 (Jul ’04)	6,503	24,711.40
9 (Aug ’04)	6,503	24,711.40
10 (Sep ’04)	13,005	49,419.00
11 (Oct ’04)	13,005	49,419.00
12 (Nov ’04)	13,005	49,419.00
13 (Dec ’04)	13,005	Rent Free
14 (Jan ’05)	13,005	49,419.00
15 (Feb ’05)	13,005	49,419.00
16 (Mac ’05)	13,005	49,419.00
17 (Apr ’05)	13,005	49,419.00
18 (May ’05)	13,005	49,419.00
19 (Jun ’05)	13,005	49,419.00
20 (Jul ’05)	13,005	49,419.00
21 (Aug ’05)	13,005	49,419.00
22 (Sep ’05)	13,005	49,419.00
23 (Oct ’05)	13,005	49,419.00
24 (Nov ’05)	13,005	49,419.00
25 (Dec ’05)	13,005	Rent Free
26 (Jan ’06)	13,005	49,419.00
27 (Feb ’06)	13,005	49,419.00
28 (Mac ’06)	13,005	49,419.00
29 (Apr ’06)	13,005	49,419.00
30 (May ’06)	13,005	49,419.00
31 (Jun ’06)	13,005	49,419.00
32 (Jul ’06)	13,005	49,419.00
33 (Aug ’06)	13,005	49,419.00
34 (Sep ’06)	13,005	49,419.00
35 (Oct ’06)	13,005	49,419.00
36 (Nov ’06)	13,005	49,419.00

APPENDIX A

LETTER OF OFFER

Kiapeng Development

A Member of the Hong Leong Group Malaysia

Our Ref. : TMH/KPD/MHLA/056/03/T&M(T)

21 October 2003

VSOURCE (MALAYSIA) SDN BHD

Level 12 Menara HLA

No. 3 Jalan Kia Peng

50450 Kuala Lumpur

Attn : Mr Lim Jit Leong

Dear Sir

TENANT	:	VSOURCE (MALAYSIA) SDN BHD (502985-W)
PREMISES	:	LEVEL 9, MENARA HLA, NO. 3 JALAN KIAPENG 50450 KUALA LUMPUR

OFFER OF TENANCY

We refer to the meeting between your Mr. Lim Jit Leong and our Ms Yong on 16 October 2003 and are pleased to offer the above premises subject to the following terms and conditions of tenancy for your acceptance:-

1.	Tenant	:	VSOURCE (MALAYSIA) SDN BHD (502985-W)

2.	Premises	:	Level 9, Menara HLA, No. 3, Jalan Kiapeng, 50450 Kuala Lumpur (as delineated in red in the attached floor plans).

3.	Area / Tenancy Period	:	i)	6,503 sq. ft. (from 01.12.2003 – 31.08.2004)

			ii)	13,005 sq. ft. (from 01.09.2004 – 30.11.2006) with an option to renew for another term of three (3) years at revised Rental.

4.	Rental / Rate	:	i)	RM24,711.40 (01.12.2003 – 31.08.2004)

			ii)	RM49,419.00 (01.09.2004 – 30.11.2006) @ RM3.80 psf per month (inclusive of service charge but exclude electricity and water consumed within the tenanted area).

5.	Rent Review	:	At the expiration of three (3) years and provided the Tenant exercise its rights to renew the tenancy, the Rate shall be reviewed subject to the open market rent prevailing at the renewal date.

6.	Renovation Period	:	One (1) month (from 01.11.2003 to 30.11.2003)

7.	Rent Free Period	:	As agreed, the Landlord will grant the Tenant two (2) months rent free period spreading over the 2nd and 3rd year of tenancy hereby created and the rent free month would be :-

			i)	November 2005; and

			ii)	November 2006.

8.	Mode of Payment	:	Monthly in advance.

9.	Deposits	:	Three and a half (3 1/2) month’s Rent.

Kiapeng Development

A Member of the Hong Leong Group Malaysia

21 October 2003

VSOURCE (MALAYSIA) SDN BHD

10.	Use of Premises	:	Administrative Office
To use the premises only for the purpose mentioned above and in breach thereof, without limitation and without prejudice to any other rights and remedies available to us, you are liable to indemnify us for any loss or damage and/or expenses incurred by us.

11.	Stamp Duty	:	Stamp duty for Agreement is to be borne and paid by the Tenant. Each party shall bear its own solicitors legal fee in this proposed transaction.

12.	Late Payment Interest	:	Rental and other payments are to be made within the first seven (7) days of every calendar month; failing which, interest of fifteen (15%) per cent per annum will be levied on any sum in arrears calculated on a daily basis with effect from the 8th day of the month until the actual date of payment.

13.	Electricity Supply	:	Subject to separate contract with TNB. Tenant is responsible for the electricity consumed within the tenanted area.

14.	Car Park	:	Subject to a separate arrangement/agreement between the car park operator and the Tenant. The parking charges for the above car park bays are to be determined by the car park operator. The basis of car park bay allocations are as follows:

			i)	one (1) non-reserved bay for every 1,000 sq. ft. tenanted

			ii)	one (1) reserved bay for every 10,000 sq. ft. tenanted

15.	Reinstatement	:	The Tenant shall upon determination of the tenancy ensure that the Premises is in good and tenantable condition (fair wear and tear excepted) and remove all the Tenant’s fixtures, fittings and partitions and restore the Demised Premises to its original condition prior to renovation being made by the Tenant.

16.	Air Conditioning	:	The Landlord will provide air-conditioning to the premises during the following Business Hours:

			i)	9.00 am – 5.00 pm on Mondays to Fridays

			ii)	9.00 am – 1.00 pm on Saturdays excluding Sundays and Public Holidays applicable to the Federal Territory.

Tenant may request the Landlord to provide air-conditioning besides the above mentioned Business Hour and subject to a charge of RM90.00 per AHU per hour. This rate is subject to change from time to time.

17.	Other Conditions	:	i)	All internal renovations made to the aforesaid premises shall be at Tenant’s own costs and expenses.

			ii)	All internal layout including M&E renovations plans must be submitted to the Landlord for approval prior to the commencement of any renovations.

			iii)	The Tenancy Agreement, in the format acceptable to us, shall be executed within fourteen (14) days from acceptance of this Offer of Tenancy.

Kiapeng Development

A Member of the Hong Leong Group Malaysia

21 October 2003

VSOURCE (MALAYSIA) SDN BHD

Kindly indicate your acceptance to the above offer by signing and returning the duplicate copy of this letter by 27 October 2003 together with the following payment, made in favour of KIAPENG DEVELOPMENT SDN BHD, failing which the offer shall lapse:

Three and a half (3 1/2) month’s rental of Security Deposit	RM	172,966.50
One (1) month Advance Rental	RM	49,419.00
Stamp Duty	RM	4,786.00

Total Requisite Payment for the above tenancy	RM	227,171.50

Your acceptance of our offer herein shall constitute a valid contract binding on you and KIAPENG DEVELOPMENT SDN BHD as if an agreement under any law relating to tenancy has been properly constituted and executed.

Thank you.

Yours faithfully

KIAPENG DEVELOPMENT SDN BHD (263272-W)

TAN MING HUAT

Authorised Signatory

CONFIRMATION

I/We, VSOURCE (MALAYSIA) SDN BHD (502985-W), hereby confirm and agree to all the above terms and conditions.

Signature	Company Stamp

Name	:	JACK CANTILLON
Designation	:	CHIEF OPERATING OFFICER
Date	:	29 OCT. 2003

APPENDIX B

LETTER OF OFFER

Hong Leong Property Management Co

A Member of the Hong Leong Group Malaysia

Our Ref: ST/KPD/MHLA/056/03/T&M(T)

29 October 2003

VSOURCE (MALAYSIA) SDN BHD

Level 12, Menara HLA

No. 3, Jalan Kia Peng

50450 Kuala Lumpur

Attn: Mr Lim Jit Leong

Dear Sir

TENANT	:	VSOURCE (MALAYSIA) SDN BHD
PREMISES	:	LEVEL 9, MENARA HLA, NO. 3 JALAN KIAPENG,
50450 KUALA LUMPUR

CHANGES TO OFFER OF TENANCY

We refer to our letter of offer dated 21 October 2003 pertaining to the above (“Offer Letter”) and the e-mail correspondence between your Mr. Lim Jit Leong and our Ms Yong on 28 October 2003.

We are pleased to inform that we are agreeable to your request to revise the Rent Free Period as stated in item (7) of the aforesaid Offer Letter to read as follow:

Rent Free Period	:	As agreed, the Landlord will grant the Tenant two (2) months rent free period spreading over the 2nd and 3rd year of tenancy hereby created and the rent free month would be :-

		i	)	December 2004

		ii	)	December 2005

We are also agreeable to reduce the one (1) month advance rental from RM49,419.00 (based on 13,005 sq. ft.) to RM24,711.40 (based on 6,503 sq. ft.). Therefore, the total payment required for the above tenancy will be revised to RM202,463.90.

Save and except for the above changes, all other terms and conditions of tenancy shall remain unchanged as per the aforesaid Offer Letter.

Please confirm your acceptance to the above changes by signing the returning the duplicate of this letter TOGETHER WITH the payment as computed above by 31 October 2003.

Thank you.

Yours faithfully

HONG LEONG PROPERTY MANAGEMENT CO SDN BHD (19010-W)

Managers For

KIAPENG DEVELOPMENT SDN BHD (263272-W)

STEWART TEW

Marketing Manager

Hong Leong Property Management Co

A Member of the Hong Leong Group Malaysia

VSOURCE (M) SDN BHD

29 October 2003

CONFIRMATION

I/We, VSOURCE (MALAYSIA) SDN BHD (502985-W), hereby confirm and agree to all the above terms and conditions.

Signature	Company Stamp

Name	:	JACK CANTILLON
Designation	:	CHIEF OPERATING OFFICER
Date	:	29 OCT 2003